UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 13, 2007

Excelsior Private Equity Fund II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-22277	22-3510108
(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

(203) 352-4400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	The Registrant appointed Mr. Steven Lawrence Suss as Chief Financial Officer and Treasurer effective as of April 17, 2007.

Mr. Suss has over 20 years of accounting and tax industry experience primarily in the financial securities industry. Mr. Suss was Chief Financial Officer/Chief Compliance Officer of Heirloom Capital Management, L.P., an original partner of a Securities and Exchange Commission registered investment adviser dedicated to achieving high absolute returns by investing in small to medium capitalized consumer, healthcare and technology companies (May 2002 to September 2006). Previously, he was Vice President and Chief Financial Officer of Westway Capital, LLC, an original member of an organization dedicated to achieving high performance returns by investing in technology and technology-related companies (September 1997 to January 2002).

Mr. Suss holds a Bachelor of Business Administration from the University of Texas at Austin and is a certified public accountant.

(d)	Not applicable.

(e)	Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior Private Equity Fund II, Inc.
(Registrant)

Date: April 17, 2007	/s/ David R. Bailin
David R. Bailin
Co-Chief Executive Officer

Date: April 17, 2007	/s/ Raghav V. Nandagopal
Raghav V. Nandagopal
Co-Chief Executive Officer